As filed with the Securities and Exchange Commission on December 4, 1995

                                                Registration No. 33-77140




               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549


               POST-EFFECTIVE AMENDMENT NO. 1 TO

                            FORM S-3
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933


                      COMDIAL CORPORATION
       (exact name of Registrant as specified in charter)



           DELAWARE                                      94-2443673
(State or other jurisdiction of                  (IRS Identification No.)
incorporation or organization)



                      1180 SEMINOLE TRAIL
                         P.O. BOX 7266
                   CHARLOTTESVILLE, VA  22906
                          804/978-2200
                (Address, including zip code and
                telephone number, including area
            code of Registrant's executive offices)


                     ROBERT E. STROUD, ESQ.
            MCGUIRE, WOODS, BATTLE & BOOTHE, L.L.P.
                         P.O. BOX 1288
                 CHARLOTTESVILLE, VA 22902-1298
                          804/977-2500

       (Name, address, including zip code, and telephone number, including area code of agent for service)

     On March 31, 1994, Comdial Corporation (the "Registrant") filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (Registration No. 33-77140) (as subsequently amended by Amendment No. 1 filed with the Commission on July 12, 1994, the "Registration Statement") covering up to 2,520,000 shares of the Common Stock, par value $0.01 per share ("Common Stock") of the Registrant to be offered and sold by certain stockholders of the Registrant.

     Prior to August 7, 1995, a total of 441,292 shares of Common Stock were offered and sold pursuant to the Registration Statement, leaving 2,078,708 undistributed shares of Common Stock covered by the Registration Statement. Effective as of August 7, 1995, the Registrant effected a one-for-three reverse split of its Common Stock. Pursuant to Commission Rule 416(b), the amount of undistributed pre-split shares of Common Stock deemed to be covered by the Registration Statement was reduced to 692,902 post-split shares.

     In accordance with the undertaking by the Registrant contained in the Registration Statement pursuant to Item 512(a) of Regulation S-K, the Registrant removes from registration by means of this post-effective amendment all of such 692,902 shares of Common Stock.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto authorized, in the City of Charlottesville, Virginia on November 30, 1995.

                                         COMDIAL CORPORATION


                                         By:     William G. Mustain
                                                    (Signature)

                                                 Chairman of the Board,
                                                 President and Chief Executive
                                                 Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   SIGNATURE                  TITLE                          DATE


   William G. Mustain         Chairman of the Board,         November 30, 1995
      (Signature)             President, Chief Executive
                              Officer and Director


   Wayne R. Wilver            Senior Vice President,         November 30, 1995
      (Signature)             Chief Financial Officer and
                              Principal Accounting Officer


    A. M. Gleason*            Director                       November 30, 1995
    Dianne C. Walker*         Director                       November 30, 1995
    John W. Rosenblum*        Director                       November 30, 1995



                                         *By:     Wayne R. Wilver
                                                   (Signature)

                                                  Attorney-in-fact